Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-47260, 333-89260, 333-119504, 033-59563, 333-11860, 333-100004, 333-87461, 333-165582, 333-204336, and 333-215251) on Form S-8 of our report dated December 17, 2021, with respect to the consolidated financial statements of The Toro Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Minneapolis, Minnesota
December 17, 2021